UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2026
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 East Market Street, York, Pennsylvania	17401-1219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The Nasdaq Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§0.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§0.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on August 17, 2026, the Board of Directors (the “Board”) of The York Water Company (the “Company”) appointed Mr. David M. Velazquez as a new independent director to the Board, effective September 1, 2026.  Mr. Velazquez previously served as the President and Chief Executive Officer of PECO Energy.  Prior to that role, he served as Executive Vice President, Utility Operations and Technology for Exelon Corporation and President and Chief Executive Officer for Pepco Holdings, LLC.  Mr. Velazquez has more than 40 years of experience in the energy and utility industry, including executive leadership, operations, technology, cybersecurity, regulatory affairs and strategic planning.  Mr. Velazquez was appointed to a class of directors with terms expiring at the 2027 Annual Meeting of Shareholders.  Mr. Velazquez will also be assigned to the Board’s Executive Committee.  There is no arrangement or understanding between Mr. Velazquez and any other person pursuant to which he was appointed as a director of the Company.  Additionally, there is no transaction between Mr. Velazquez and the Company that would require disclosure under Item 404(a) of Regulation S-K.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: August 18, 2026	Matthew E. Poff
Chief Financial Officer